Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-276053, 333-275702, 333-235753, 333-235663, 333-228175, 333-209331-01, 333-215291-01, and 333-221654-0) and Form S-3 (Nos. 333-257056) of Broadcom Inc. of our report dated March 28, 2023 relating to the financial statements of VMware, Inc., which is incorporated by reference in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 8, 2024